Consulting Agreement
                              --------------------

                                                                   June 20, 2003

BETWEEN:

                  Weston Capital Partners, Ltd. of 34A 2755 Lougheed
                  -----------------------------
                  Hwy, #142 Port Coquitlam, BC V3B 5Y9

                  (Also hereinafter referred to as "WCP")

AND:              Selectrics Corporation. 7627 83 Avenue Edmonton, Alberta
                  -----------------------
                  T6CF 1A2

WITNESS THAT WHEREAS:

1. This agreement is to outline the terms, responsibilities and remuneration of Selectrics Corporation and WCP with respect to WCP assisting and advising Selectrics Corporation with the process of getting listed on the OTC.BB exchange in the United States.

2. LENGTH OF TERM: The length of the term of this agreement shall be six Months (6 months).

3. REMUNERATION: WCP will be paid US $1,000.00 per month for a six month period commencing on June 15, 2003. Selectrics Corporation will mail a cheque or send US $1,000.00 by wire transfer to WCP. If Selectrics Corporation is un-able to pay the US $1,000.00 on any given month it may differ the payment. All fee's incurred by Selectrics Corporation must be paid by January 1, 2004.

4. RESPONSIBILITIES: WCP will assist, consult and advise Selectrics Corporation in every part of the process in getting Selectrics listed on the OTC.BB exchange including pre-strategizing, structuring, reviewing document, working with the attorney's, introductions to market maker's, transfer agent's, electronic filing agents etc,.

5. BINDING: This agreement is binding for a period of six months (6 months). Selectrics Corporation can decide to extend this agreement for a longer period or terminate it's relationship with WCP after the six months period.

6. CONFIDENTIALITY/NON-CIRCUMVENTION: WCP could be privy to insider information or confidential information with respect to Selectrics Corporation's business. WCP agrees not to disclose any information about Selectrics Corporation to any person or business or regulatory body with out authorization of Selectrics Corporation during and after the term of this agreement.


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7.   ONLY AGREEMENT: This agreement replaces any previous agreements verbal or written between the Corporation and WCP.

This agreement shall be governed by the laws of the Province of Alberta, Canada and is not assignable by the Selectrics Corporation or by WCP

WITNESS WHEREOF the parties have executed this agreement this 11th day of June, 2003 at Pt. Coquitlam, BC and Edmonton, Alberta.


/s/  Andrew Hunter
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Andrew Hunter (President of WCP)



/s/  Ken Tetterington
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Ken Tetterington (President of Selectrics Corporation)